EXHIBIT 10.5

FIRST AMENDMENT TO

MONARCH CASINO & RESORT, INC.

AMENDED AND RESTATED 1993 DIRECTORS’ STOCK OPTION PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to the Amended and Restated 1993 Directors’ Stock Option Plan, as amended (the “Plan”) of Monarch Casino & Resort Inc., a Nevada corporation (the “Company”), was adopted by the Board of Directors of the Company on October 1, 2013.  No stockholder approval was required.

AMENDMENTS

The Plan shall be amended as follows:

3.              The language set forth under Paragraph 6.1 “Option Price” shall be omitted in its entirety and replaced with the following language:

“The option price shall be not less than the fair market value of the shares of Common Stock under option.  The fair market value per share shall be the last reported sale price of the stock on such date on the NASDAQ National Market System, or on such other stock exchange that the stock may be listed from time to time.  The option price shall be paid (i) in cash, (ii) in shares of Common Stock having a fair market value equal to such option price, (iii) payment through a “net exercise” such that, without the payment of any funds, the Optionee may exercise the option and receive the net number of shares of Common Stock equal to (A) the number of shares as to which the option is being exercised, multiplied by (B) a fraction, the numerator of which is the fair market value per share less the exercise price per share, and the denominator of which is such fair market value per share (the number of net shares to be received shall be rounded down to the nearest whole number of shares); or (iv) any combination of the foregoing methods of payment.”

4.              The first two sentences of the fourth paragraph under Paragraph 6.2 “Exercise and term of options” shall be omitted.

CONFLICT BETWEEN THE FIRST AMENDMENT AND THE PLAN

If there is a conflict between any of the provisions of this First Amendment and any of the provisions of the Plan, the provisions of this First Amendment shall control.

NO OTHER AMENDMENTS OR CHANGES

Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

GOVERNING LAW

This First Amendment shall be governed by and construed in accordance with Nevada law.